[Arthur Andersen Letterhead]

CONSENT OF INDEPENDENT AUDITORS

As independent public accountants, we hereby consent to the use of our report dated August 17, 2000, included in Corinthian College, Inc.'s Annual Report on Form 10-K, with respect to the consolidated financial statements of Corinthian Colleges, Inc., incorporated by reference in this registration statement on Form S-8 and all references to our Firm in this registration statement.

/s/ Arthur Andersen LLP

Orange County, California
November 27, 2000

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